Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

BB&T Corporation, a North Carolina corporation, is a financial holding company. The table below sets forth all of BB&T’s subsidiaries as to State or Jurisdiction of Organization and Percentage of Voting Securities Owned as well as their relationship to BB&T. All of the subsidiaries listed below are included in the consolidated financial statements, and no separate financial statements are submitted for any subsidiary.

Subsidiary	State or Jurisdiction of Organization	Percentage of Voting Shares Owned
Branch Banking and Trust Company	North Carolina	100%
Regional Acceptance Corporation	North Carolina	100%
Money 24, Inc.	North Carolina	100%
Scott & Stringfellow, Inc.	Virginia	100%
Scott & Stringfellow Realty, Inc.	Virginia	100%
BB&T Factors Corporation	North Carolina	100%
Unified Investors Life Insurance Company	Arizona	100%
BB&T Bankcard Corporation	Georgia	100%
Grey Hawk, Inc.	Nevada	100%
Mason-Dixon Capital Trust	Delaware	100%
Mason-Dixon Capital Trust II	Delaware	100%
MainStreet Capital Trust I	Delaware	100%
Premier Capital Trust I	Delaware	100%
FCNB Capital Trust	Delaware	100%
Sheffield Financial Corporation	North Carolina	100%
BB&T Overseas Leasing, Ltd.	Bermuda	100%
F&M Bank—Atlantic	Virginia	100%
F&M Bank—Central Virginia	Virginia	100%
F&M Bank—Maryland, Inc.	Maryland	100%
F&M Bank—Massanutten	Virginia	100%
F&M Bank—Highlands	Virginia	100%
F&M Bank—Northern Virginia	Virginia	100%
F&M Bank—Peoples	Virginia	100%
F&M Bank—Richmond	Virginia	100%
F&M Bank—Southern Virginia	Virginia	100%
F&M Bank—West Virginia, Inc.	West Virginia	100%
F&M Bank—Winchester	Virginia	100%
F&M Trust Company	Virginia	100%
Johnson Mortgage Company, LLC	Virginia	51%
Community First Bank	Georgia	100%
BB&T Assurance Co., LTD	Bermuda	100%	(18)
Matewan Venture Fund, Inc.	West Virginia	100%	(18)
Liberty Properties	Georgia	100%	(18)
One Valley Square, Inc.	West Virginia	100%	(18)
BB&T Leasing Corporation	North Carolina	100%	(1)
BB&T Investment Services, Inc.	North Carolina	100%	(1)
BB&T Insurance Services, Inc.	North Carolina	100%	(1)
Grey Eagle, Inc.	Delaware	100%	(1)
Prime Rate Premium Finance Corporation, Inc.	South Carolina	100%	(1)
Agency Technologies, Inc.	South Carolina	100%	(1)
Farr Associates, Inc.	North Carolina	100%	(1)
eFuel, Inc.	North Carolina	7.5%	(1)
W.E. Stanley and Company, Inc.	North Carolina	100%	(1)
BB&T Credit Participation Company	Georgia	100%	(1)
BB&T Small Business Loan Company	Maryland	100%	(1)
BB&T Service Corporation	Nevada	100%	(1)
Skylight Investment Corporation	Delaware	100%	(1)
Liberty Mortgage Corporation	Georgia	100%	(1)
Matewan Real Estate Holdings, Inc.	West Virginia	100%	(1)
Laureate Capital, LLC	North Carolina	100%	(1)
PMB Holdings Inc.	Georgia	100%	(1)
Lendmark Financial Services, Inc.	Georgia	100%	(1)
BB&T Asset Management, LLC	North Carolina	100%	(1)
North Carolina Trustee Company	North Carolina	100%	(1,18)
BT Financial Corporation	North Carolina	100%	(1,18)
Sterling Title Holdings, Inc.	Maryland	100%	(1,18)
Matewan Insurance and Investments, Inc.	West Virginia	100%	(1,18)
First Freedom Investments, Inc.	Georgia	100%	(1,18)

Carson Insurance Agency	West Virginia	100%	(1,18)
OVB Foreclosed Properties, Inc.	West Virginia	100%	(1,18)
One Property Management, Inc.	West Virginia	100%	(1,18)
One Valley Insurance Corporation	West Virginia	100%	(1,18)
Arnall Insurance Agency	Georgia	100%	(1,18)
Curtis Mortgage Company, Inc.	Tennessee	100%	(1,18)
Eastern Life Insurance Co., Inc.	Tennessee	100%	(1,18)
Frederick Underwriters, Inc.	Maryland	100%	(1,18)
Friendly Finance Company, Inc.	Georgia	100%	(1,18)
Monocacy Management Company	Maryland	100%	(1,18)
AutoBase Information Systems, Inc.	North Carolina	100%	(1,18)
Branch Banking and Trust Company of South Carolina	South Carolina	100%
Southeastern Exchange Accomodation Services, Inc.	South Carolina	100%	(2)
Investor Services, Inc.	South Carolina	100%	(2,18)
FICORP of South Carolina	South Carolina	100%	(2,18)
First Services Corporation	South Carolina	100%	(2,18)
First Trust Group	South Carolina	33%	(2,18)
Branch Banking and Trust Company of Virginia	Virginia	100%
Freedom Financial Services, Inc.	Virginia	100%	(3,18)
Colony Financial	Virginia	100%	(3,18)
Fidelity Service Corporation	Virginia	100%	(3,18)
Valley Security Insurance Company	West Virginia	100%	(3,18)
National Financial Securities Corporation	Delaware	100%	(4)
National Mortgage Acceptance Corporation	Virginia	21%	(4)
Regional Acceptance Investment Corporation of Nevada	Nevada	100%	(5)
Rega Insurance Services, Inc.	North Carolina	100%	(5)
Greenville Car Mart, Inc.	North Carolina	100%	(5)
Regional Fidelity Reinsurance Limited	British Virgin Islands	99%	(5)
Lendmark Mortgage, Inc.	Georgia	100%	(6)
Matewan Realty Inc.	West Virginia	100%	(7)
BB&T Loan Participation Company	Georgia	100%	(8)
Independent Trustees, Inc.	Virginia	100%	(9)
Rose Shanis Financial Services, LLC	Maryland	100%	(10)
Bay Insurance, LLC	Maryland	100%	(10)
Rose Shanis Financial Services of Virginia, LLC	Virginia	100%	(10)
PMB Investments, Inc.	Georgia	100%	(11)
Nicholas County Insurance Agency	West Virginia	100%	(12,18)
Patterson Bell & Crane Company	West Virginia	100%	(12,18)
Sterling I, Inc.	Maryland	100%	(13,18)
Sterling III, Inc.	Maryland	100%	(13,18)
National Mortgage Securities Corp.	Virginia	21%	(14)
F&M Mortgage Services, Inc.	Virginia	100%	(15)
F&M Financial Services Corp.	Virginia	100%	(15)
FundNet, Inc.	North Carolina	100%	(16)
Reliable Policy Management, LLC	South Carolina	100%	(17)

(1)	Owned by Branch Banking and Trust Company
(2)	Owned by Branch Banking and Trust Company of South Carolina
(3)	Owned by Branch Banking and Trust Company of Virginia
(4)	Owned by Scott & Stringfellow, Inc.
(5)	Owned by Regional Acceptance Corporation
(6)	Owned by Lendmark Financial Services, Inc.
(7)	Owned by Matewan Real Estate Holdings, Inc.
(8)	Owned by BB&T Small Business Loan Company
(9)	Owned by BB&T Insurance Services
(10)	Owned by Rose Shanis
(11)	Owned by PMB Holdings, Inc.
(12)	Owned by Carson Insurance Agency
(13)	Owned by Sterling Title Holding, Inc.
(14)	Owned by National Mortgage Acceptance Corporation
(15)	Owned by F&M Bank—Winchester
(16)	Owned by W.E. Stanley and Company, Inc.
(17)	Owned by Prime Rate Premium Finance Company
(18)	Inactive